UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported): July 28, 2009

Bay National Corporation
(Exact name of registrant as specified in its charter)

Maryland	000-51765	52-2176710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2328 West Joppa Road, Lutherville, Maryland	21093
(Address of principal executive offices)	(Zip Code)

(410) 494-2580
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2009, the Board of Directors of Bay National Corporation (the “Company) and its wholly owned subsidiary, Bay National Bank (the “Bank”), appointed Mark A. Semanie, Harold C. Green and Charles L. Maskell as members of the Board of Directors of the Company and the Bank, effective immediately.

Mr. Semanie had served as Executive Vice President and Chief Financial Officer, Treasurer and Secretary of the Company and Executive Vice President and Chief Financial Officer, Treasurer and Secretary of the Bank from October 2000 until December 31, 2008, and as Chief Compliance Officer of the Bank from October 2000 until September 2008.  Mr. Semanie will be a member of the Bank’s Capital Planning Committee and Asset Liability Management Committee.

Mr. Green is a founder of and has been the chief executive officer of Chamberlain Contractors, Inc., a paving contractor, since 1976.  Mr. Green will be a member of the Bank’s Capital Planning Committee and Strategic Planning Committee.

Mr. Maskell is a CPA and a founder and the Managing Director of Chesapeake Corporate Advisors, LLC, a corporate advisory and management consultant firm, a position he has held since December 2005.  Mr. Maskell will be a member of the Company’s and the Bank’s Audit Committee and the Bank’s Capital Planning Committee, Asset Liability Management Committee and Business Development/Marketing Committee.

Messrs. Semanie, Green and Maskell will receive the same compensation as currently paid to the other Board members.  Although the Bank’s directors have waived the payment of Board fees for 2008 and 2009, under the Company’s Director Compensation Policy, the Bank pays directors who are not officers or employees of the Company or the Bank $300 for each attended regularly scheduled meeting and each special meeting of the Bank’s Board of Directors and $150 for each attended regularly scheduled meeting and each special meeting of a committee of the Bank’s Board of Directors.  In addition, the chair of the Executive Committee and the chair of the Audit Committee of the Bank’s Board of Directors receive an additional $100 for each attended regularly scheduled meeting and each special meeting.

The Board of Directors did not elect Messrs. Semanie, Green or Maskell pursuant to any arrangements between such directors and the Company, the Bank or any other person.

As disclosed in the Company’s proxy statement for its annual meeting of stockholders held in 2009, Mr. Semanie received total compensation of $203,984 during 2008 for his services as an officer of the Bank and the Company.  In addition, the Bank has outstanding loans to Messrs. Maskell and Green or entities with which they are affiliated.  All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and do not involve more than the normal risk of repayment or present other unfavorable features.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY NATIONAL CORPORATION

Date: July 29, 2009	By:	/s/ Hugh W. Mohler
Hugh W. Mohler, President